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Exhibit 99.1

FOR:	NUTRACEUTICAL INTERNATIONAL CORPORATION
CONTACT:	Les Brown Senior Vice President, Finance and Chief Financial Officer (435) 655-6106

NUTRACEUTICAL REPORTS FOURTH QUARTER AND YEAR END RESULTS

PARK CITY, Utah, Nov 25 /PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ: NUTR) today reported results for the fourth quarter and year ended September 30, 2003.

        Net sales for the fiscal 2003 fourth quarter were $35.3 million compared to $29.3 million for the same quarter of fiscal 2002. For the fourth quarter, net income was $3.3 million, or $0.29 diluted earnings per share, compared to $2.8 million, or $0.25 diluted earnings per share, for the same quarter of fiscal 2002. The fiscal 2002 fourth quarter results included $0.2 million, or $0.02 diluted earnings per share, for payments received as partial settlement of price-fixing litigation to which the Company was a plaintiff.

        Net sales for the fiscal year ended September 30, 2003 were $124.5 million compared to $110.9 million for fiscal 2002. For fiscal 2003, income before change in accounting principle was $12.7 million, or $1.09 diluted earnings per share, compared to $12.4 million, or $1.09 diluted earnings per share, for fiscal 2002. The fiscal 2002 results included $1.8 million, or $0.16 per share diluted, for payments received as settlement of price-fixing litigation to which the Company was a plaintiff. During fiscal 2003, the Company strengthened its balance sheet, generated EBITDA of $25.0 million, reduced debt by $2.0 million and completed the acquisitions of Nature's Life and Arizona Health Foods for an aggregate purchase price of $15.0 million.

        Bill Gay, chairman and chief executive officer, commented, "We are pleased with our net sales and income growth for fiscal 2003 and the most recent quarter. Nutraceutical was formed in 1993 to effect a consolidation strategy in the fragmented nutritional supplements industry. Ten years later, we believe that our Company has become one of the largest manufacturers and suppliers of branded nutritional supplements and other natural products to and through health and natural food stores. We have focused and will continue to focus on new product development, synergistic acquisitions, internal growth, cost management and creating shareholder value. We wish to express our sincere appreciation to all of our consumers, customers, employees, financial partners, stockholders, bankers, friends and family who have contributed to our success over these years. We remain positive about our business strategy and look forward to the opportunities and challenges that lie ahead as we begin our next decade."

        The Company is an integrated marketer, distributor, retailer and manufacturer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores. Internationally, the Company sells its branded products to and through natural product distributors and stores. The Company was formed with a core business strategy of acquiring, integrating and operating, from beginning to end, the marketing, distribution, retailing and manufacturing operations of businesses in the natural products industry. The Company believes that the consolidation and integration of acquired businesses provides ongoing financial synergies through increased scale and market penetration.

        The Company sells its branded products under the trademarks Solaray®, KAL®, Nature's Life®, NaturalMax®, VegLife®, Premier One®, Sunny Green®, Natural Sport®, ActiPet®, Action Labs®, Thompson® and FunFresh Foods™. The Company also sells branded bulk products and unbranded custom blends under the trademarks Monarch Nutritional Laboratories™ and Great Basin Botanicals™. Under the name Woodland Publishing™, the Company publishes, prints and markets a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores. The Company's neighborhood natural food markets operate under the trade names The Real Food Company™ and Thom's Natural Foods™ and its health food stores operate under the trade name Arizona Health Foods™. The Company also distributes the branded products of certain third parties.

        The Company manufactures and/or distributes one of the broadest branded product lines in the industry with over 3,000 SKUs, including over 600 SKUs exclusively sold internationally. The Company believes that as a result of its emphasis on innovation, quality, loyalty, education and customer service, the Company's brands are widely recognized in health and natural food stores and among their customers.

        The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words "may," "will," "should," "believes," "anticipates," "plans," "expects," "intends," "estimates" and similar expressions or the negative thereof, or variations thereon, or similarly, discussions of strategy, although believed to be reasonable, are intended to identify forward-looking statements, although not all forward-looking statements contain these words or discussions. There are a number of important factors that could cause actual events or Nutraceutical's actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, (i) changing domestic and international market and political conditions; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) changes in laws and regulations, including adverse federal, state or foreign legislation or regulation or adverse determinations or actions by regulators; (iv) import/export controls with respect to products sold into or purchased from foreign countries, as well as other restrictions on the purchase or sale of Nutraceutical's products to or from such countries; (v) unavailability of or interruption in the supply of utilities, including electricity and telecommunications; (vi) slow or negative growth in the nutritional supplement industry; (vii) increased product competition; (viii) adverse publicity regarding nutritional supplements; (ix) increased costs, including raw material and labor costs, as well as increases in the costs of borrowing (or the unavailability of adequate credit); (x) inability of Nutraceutical to gain and/or hold market share of its health and natural food store customers and bulk branded products customers; (xi) loss or retirement of key members of management; (xii) inability of Nutraceutical to successfully implement its business strategy or plan or otherwise manage growth, including Nutraceutical's ability to locate and consummate advantageous acquisitions, or otherwise integrate or profitably manage acquired operations, including the ability to retain customers of existing and acquired operations; (xiii) product development efforts and consumer acceptance of Nutraceutical's products; (xiv) absence of clinical trials for many of Nutraceutical's products; (xv) availability and price of raw materials, including increased costs; (xvi) Nutraceutical's ability to manufacture its products efficiently; (xvii) the mix of Nutraceutical's products and their related profit margins; (xviii) dependence on distributors and customers; (xix) sales and earnings volatility; (xx) adequacy and availability of insurance coverage, and any losses or damages sustained by Nutraceutical not covered by insurance; (xxi) exposure to and expense of prosecuting, defending and/or resolving and defending claims or litigation, including but not limited to product liability claims, class action suits, stockholder derivative suits, employment or labor related suits or investigations, patent or trademark infringement suits and other litigation which may arise from time to time; (xxii) other factors discussed in Nutraceutical's filings with the Securities and Exchange Commission or referenced in its press releases, and (xxiii) other factors beyond Nutraceutical's control.

        In addition, any forward-looking statements represent Nutraceutical's estimates only as of the day of this press release and should not be relied upon as representing Nutraceutical's estimates as of any subsequent date. No assurance can be given that the future results covered by such forward-looking statements will be achieved and readers are cautioned not to place undue reliance on forward-looking statements or historical results of Nutraceutical. While Nutraceutical may elect to update forward-looking statements at some point in the future, Nutraceutical specifically disclaims any obligation to do so. For further details and a discussion of these risks and uncertainties, see Nutraceutical's SEC filings, which are updated from time to time, copies of which are available upon request from Nutraceutical at 435-655-6106.

© 2003. All rights reserved.

NUTRACEUTICAL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; dollars in thousands)

	September 30, 2003	September 30, 2002
Assets
Current assets, net	$35,994	$30,703
Property, plant and equipment, net	21,148	21,263
Goodwill	10,083	2,310
Other non-current assets, net	14,558	13,276

	$81,783	$67,552

Liabilities and Stockholders' Equity
Current liabilities	$13,731	$10,245
Long-term liabilities	12,950	14,500
Stockholders' equity	55,102	42,807

	$81,783	$67,552

NUTRACEUTICAL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; dollars in thousands, except per share data)

	Three months ended September 30,		Twelve months ended September 30,
	2003	2002	2003	2002
Net sales	$35,336	$29,294	$124,513	$110,888
Cost of sales	17,439	14,398	60,407	53,971

Gross profit	17,897	14,896	64,106	56,917
Operating expenses
Selling, general and administrative	12,279	10,033	42,916	38,224
Amortization of intangible assets	94	—	133	—

Income from operations	5,524	4,863	21,057	18,693
Interest and other (income)/expense, net	170	333	627	(1,106)

Income before provision for income taxes	5,354	4,530	20,430	19,799
Provision for income taxes	2,034	1,699	7,763	7,425

Income before change in accounting principle	3,320	2,831	12,667	12,374
Cumulative effect of change in accounting principle, net of tax benefit of $16,454, related to adoption of goodwill impairment standard	—	—	—	(35,311)

Net income (loss)	$3,320	$2,831	$12,667	$(22,937)

Income before change in accounting principle per common share
Basic	$0.30	$0.25	$1.13	$1.11
Diluted	0.29	0.25	1.09	1.09
Cumulative effect of change in accounting principle per common share
Basic	$—	$—	$—	$(3.18)
Diluted	—	—	—	(3.12)
Net income (loss) per common share
Basic	$0.30	$0.25	$1.13	$(2.07)
Diluted	0.29	0.25	1.09	(2.03)
Weighted average common shares outstanding
Basic	11,182,765	11,162,468	11,179,964	11,111,993
Diluted	11,605,111	11,490,482	11,586,344	11,329,026

NUTRACEUTICAL INTERNATIONAL CORPORATION
EBITDA SCHEDULE
(unaudited; dollars in thousands)

	Three months ended September 30,		Twelve months ended September 30,
	2003	2002	2003	2002
Income before change in accounting principle	$3,320	$2,831	$12,667	$12,374
Provision for income taxes	2,034	1,699	7,763	7,425
Interest and other (income)/expense, net(1)	170	333	627	(1,106)
Depreciation and amortization(2)	1,053	971	3,941	4,168

EBITDA	$6,577	$5,834	$24,998	$22,861

(1)
EBITDA includes an add-back for amortization of deferred financing fees and, for the three months and twelve months ended September 30, 2002, EBITDA excludes other income of $322 and $2,896, respectively, for payments received in settlement of price-fixing litigation to which the Company was a plaintiff.

(2)
EBITDA includes an add-back for non-recurring amortization of inventory write-up for the twelve months ended September 30, 2002 of $63.

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  Exhibit 99.1